Exhibit 24

POWER OF ATTORNEY

The undersigned Directors of Valmont Industries, Inc., a Delaware Corporation, hereby constitute and appoint Avner M. Applbaum as their attorney-in-fact to execute, in their name and on their behalf, Valmont’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, along with any and all subsequent amendments thereto, in their capacities as Directors. The undersigned further ratify and confirm all actions that said attorney-in-fact may lawfully take pursuant to this authorization.

Dated this 25th day of February, 2025.

/s/ MOGENS C. BAY	/s/ RICHARD A. LANOHA
Mogens C. Bay, Director	Richard A. Lanoha, Director

/s/ DEBORAH CAPLAN	/s/ JAMES B. MILLIKEN
Deborah Caplan, Director	James B. Milliken, Director

/s/ KAJ DEN DAAS	/s/ DANIEL P. NEARY
Kaj den Daas, Director	Daniel P. Neary, Director

/s/ RITU C. FAVRE	/s/ CATHERINE J. PAGLIA
Ritu C. Favre, Director	Catherine J. Paglia, Director

/s/ DR. THEO W. FREYE	/s/ JOAN ROBINSON-BERRY
Dr. Theo W. Freye, Director	Joan Robinson-Berry, Director